Magnum d'Or Resources, Inc. has completed the spin-off of Sunrise Mining Corporation.

FORT LAUDERDALE, Fla.--(MARKET WIRE via COMTEX)--Magnum D'Or Resources, Inc. (OTC-BB:MDOR - News; "Company") (website: www.magnumresources.net) announced that it has spun off its wholly-owned subsidiary Sunrise Mining Corporation (“Sunrise”) pro rata to the Company's stockholders of record after the close of the market on January 23, 2007.

Stockholders of the Company who have NOT deposited their stock certificates into their broker accounts as of January 23, 2007 are request to please contact Sunrise at below address so that the new stock certificates issued by Sunrise can be delivered to the correct addresses. Other shareholders would receive new shares issued by Sunrise deposited directly into their broker accounts.

Sunrise Mining Corporation
1108 W. Valley Blvd, STE 6-399
Alhambra, CA 91803
Tel: 626-4072618
Email: investor@sunrisemining.net

Now that the spin-off is completed, the Company no longer owns any interest in the mining assets or operations of Sunrise and will not receive any direct or indirect value for the spin-off shares of Sunrise or in any future market in these shares, and the 100,000 shares of common stock of Sunrise previously owned by the Company have been cancelled. The Company is currently in the process of finalizing the reverse merger with Terra Elastomer Technologies S.L.

Sunrise will continue to own and operate its mining assets as before the spin-off and will continue its exploration activities in Mongolia and where other mining opportunities may arise.

The stock transfer agent of Sunrise is Pacific Stock Transfer Company, which is located at 500E. Warm Springs Road, Suite 240, Las Vegas, NV 89119. Tel: (702) 361 3033. A market maker is currently preparing the Form 15c2-11 filing for Sunrise to post a quotation and obtain a trading symbol for its shares of Common Stock on the Over-the-Counter Electronic Bulletin Board (OTC-BB).

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as MDOR or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

Contact:
Magnum d’Or Resources Inc.
Chad Curtis, 305-420-6563
mdor@magnumresources.net